Exhibit 99(a)

PRO TECH COMMUNICATIONS, INC.                                      PRESS RELEASE

Contact:
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Joanna Lipper
Pro Tech Communications, Inc.
(203) 226-4447 ext. 3506
jlipper@nctgroupinc.com
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                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                     PRO TECH COMMUNICATIONS REPORTS SECOND QUARTER RESULTS
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FORT PIERCE, FL., August 14, 2006 - Pro Tech Communications,  Inc.  (OTCBB:PCTU)
reported net sales for the three months ended June 30, 2006 of $300,197, compared to $288,082 in the same period in 2005. Net loss for the three months ended June 30, 2006 was $1,940,433, compared to $431,849 for the same period a year ago. The current loss includes an impairment charge on intangible assets of $1,500,000. Excluding this impairment charge, net loss for the three months ended June 30, 2006 would have been $440,433.

     Net sales for the six months ended June 30, 2006 was $613,860, compared to $586,273 in the same period in 2005. Net loss for the six months ended June 30, 2006 was $2,408,495, compared to $884,165 for the same period a year ago. Excluding the impairment charge on intangible assets, net loss for the six months ended June 30, 2006 would have been $908,495.

     "Although the application of our accounting policies resulted in the reduction of the value of our intangible assets on our balance sheet, we believe strongly in the value of these assets to our company," said Richard Hennessey, President. "Pro Tech remains fully committed to developing and bringing to market a comprehensive line of innovative products utilizing our licensed technologies."

About Pro Tech Communications, Inc.
-----------------------------------
Pro Tech Communications, Inc. engineers, designs and distributes audio and communications solutions and other products for business users, industrial users and consumers. The company's mission is to utilize its patented technologies to deliver the most advanced, feature-rich, durable and comfortable products at the most competitive price. Pro Tech's most recognized brands include the Apollo(TM) line of high-performance products for office and call center environments, the ProCom(TM) line of highly-durable headsets for drive-through restaurant personnel and the NoiseBuster(R) electronic noise canceling consumer audio headphone and safety earmuff. For more information, visit www.protechcommunications.com.
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


Pro Tech Communications, Inc.                  For The Three Months                 For The Six Months
(Unaudited)                                       Ended June 30,                      Ended June 30,
                                        ----------------------------------- -----------------------------------
                                               2006              2005             2006              2005
                                               ----              ----             ----              ----
Net sales                                $ 300,197           $ 288,082      $ 613,860           $ 586,273
Net loss                                 $(1,940,433) (a)    $(431,849)     $(2,408,495) (a)    $(884,165)
Net loss per share                       $(0.03) (a)         $(0.01)        $(0.03) (a)         $(0.01)
Weighted average number of
   common shares outstanding             75,234,140          75,234,140     75,234,140          74,312,137

(a)      Includes $1,500,000 impairment charge on intangible assets.


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Cautionary Statement Regarding Forward-Looking Statements
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Statements in this press release that are not  historical  are  forward-looking.
These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially, including but not limited to: Pro Tech's ability to generate sufficient funds to execute its business plan; its ability to obtain additional financing if and when necessary; general economic and business conditions; the level of demand for Pro Tech's products and services; the level and intensity of competition in its industry; difficulties or delays in manufacturing; Pro Tech's ability to develop new products and the market's acceptance of those products; and its ability to manage its operating costs effectively. These forward-looking statements speak only as of the date of this press release. Pro Tech undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These and other factors affecting Pro Tech's business and prospects are discussed in greater detail in Pro Tech's filings with the Securities and Exchange Commission, which are available online in the EDGAR database at www.sec.gov.
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